STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 06/17/1996
                                                     960174859  -  2634913

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                 THE INTERFILM STOCKHOLDERS LIMITED PARTNERSHIP


        This Certificate of Limited Partnership of The Interfilm Stockholders Limited Partnership is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

                1. The name of the limited partnership is The Interfilm Stockholders Limited Partnership.

                2. The address of the registered office of the limited partnership in Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The limited partnership's registered agent at that address is The Corporation Trust Company.

                3. The name and address of the general partner is:

                NAME                            ADDRESS
                ----                            -------
                Fab Five, Inc.                  110 Greene Street, Suite 601
                                                New York, New York 10012

        IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership, which shall become effective on June 17, 1996, to be duly executed as of the 11th day of June, 1996.


                                        FAB FIVE, INC.

                                        By: /s/ William Franzblau
                                            ----------------------------
                                            William Franzblau, President